UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2008

GAINSCO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-09828	75-1617013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Lee Parkway, Suite 1200, Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 629-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2008, the Corporate Governance Committee of the Board of Directors of GAINSCO, INC. (“the “Company”) authorized the Company to enter into a Sponsorship Agreement with Stallings Capital Group Consultants, Ltd. dba Bob Stallings Racing (“Stallings Racing”), to continue the Company’s role as the primary sponsor of a Daytona Prototype Series racing team through December 31, 2009. The Sponsorship Agreement provides that, in consideration of the payment by the Company of a sponsorship fee of $1.75 million, the Company will receive various benefits customary for sponsors of Daytona Prototype Series racing teams, including rights relating to signage on team equipment and access for customers and agents to certain race facilities. The fee is payable in twelve substantially equal monthly installments beginning January 1, 2009.

The Company uses this sponsorship to build brand awareness and advance the Company’s distribution strategies. The new Sponsorship Agreement was executed on December 17, 2008, is effective January 1, 2009 and will replace a similar agreement that is effective through December 31, 2008.

Stallings Racing is owned and controlled by Robert W. Stallings, the Executive Chairman of the Company. The Corporate Governance Committee is composed of three independent directors of the Company and is empowered to review and approve or disapprove, or impose conditions on, any transaction or series of transactions involving the Company and any related party. Mr. Stallings did not participate in the deliberations regarding the Sponsorship Agreement.

In authorizing the agreement, the Corporate Governance Committee considered Mr. Stallings’ role and concluded that, under the circumstances, the Sponsorship Agreement is fair to, and in the best interests of, the Company. The Sponsorship Agreement contains provisions protecting the Company’s interests, including a termination provision that permits the Company unilaterally to terminate the agreement at any time and thereby cease making installment payments of the sponsorship fee.

A copy of the Sponsorship Agreement is attached hereto as Exhibit 10.36. The foregoing description of such document is only a summary and is qualified in the entirety by the full text of the agreement, which is incorporated by reference herein.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.36	Sponsorship Agreement effective January 1, 2009, by and between Stallings Capital Group Consultants, Ltd. and GAINSCO, INC. (1)

(1)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.

/s/ Glenn W. Anderson
Glenn W. Anderson, President and Chief Executive Officer

DATED: December 18, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit
10.36	Sponsorship Agreement effective January 1, 2009, by and between Stallings Capital Group Consultants, Ltd. and GAINSCO, INC. (1)

(1)	Filed herewith